Exhibit 10.1
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

Pyxus International, Inc.
Amended and Restated 2020 Incentive Plan

Form of Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (this "Agreement"), made effective as of the [___________] (the "Date of Award"), between Pyxus International, Inc., a Virginia corporation (the "Company"), and [________________] (the "Participant"), is made pursuant and subject to the provisions of the Pyxus International, Inc. Amended and Restated 2020 Incentive Plan (the "Plan"), a copy of which has been made available to the Participant. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.    Award of Stock Units. The Company grants [_______________] Stock Units to the Participant as of the Date of Award specified above, subject to the terms and conditions, including the vesting requirements, set forth in the Plan and this Agreement (the "Restricted Stock Units").

2.    Terms and Conditions.

a.    Time-based Vesting. Except as provided in paragraph 2(e), the Participant’s interest in the Restricted Stock Units shall be earned for vesting, and subject to the occurrence of a Liquidity Event (as defined below) shall vest and become non-forfeitable, so long as the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Award, with respect to one-third of the shares of Common Stock subject to this Restricted Stock Unit on the first anniversary of the Date of Award, with respect to one-third of the shares of Common Stock subject to this Restricted Stock Unit on March 31, 2026 and with respect to the remaining one-third of the shares of Common Stock subject to this Restricted Stock Unit on March 31, 2027; provided that no fraction of a share shall become earned for vesting on the first anniversary of the Date of Award or on March 31, 2026, with the amount of shares becoming earned for vesting on such dates being rounded down to the nearest whole number of shares that will become earned for vesting on such dates and the sum of such fractional shares not so earned for vesting on such dates becoming earned for vesting on March 31, 2027. Restricted Stock Units that have not been earned for vesting in accordance with the preceding sentence of this paragraph 2(a) shall be forfeited, and the Participant shall have no further rights with respect to the Restricted Stock Units, upon the termination of the Participant’s employment with the Company and its Affiliates, other than with respect to any Restricted Stock Units as may be determined by the Committee in its sole and absolute discretion not to be so forfeited. Restricted Stock Units that have been earned for vesting in accordance with the preceding sentences of this paragraph 2(a) shall be forfeited, and the Participant shall have no further rights with respect to the Restricted Stock Units, upon the involuntary termination of the Participant’s employment with the Company and its Affiliates at any time for Cause. For purposes of this Agreement, the Participant’s termination will be deemed to be an involuntary termination for "Cause" if prior to such termination the Committee determines that the Participant engaged in a Prohibited Activity (as defined in paragraph 2(e)) and that the Participant is being terminated for Cause.

b.    Liquidity Event. Except as provided in paragraph 2(e), the Restricted Stock Units earned for vesting pursuant to paragraph 2(a) shall vest and become non-forfeitable upon the earliest to occur of the following events (the earliest of which to occur being referred to as the "Liquidity Event"): (i) March 31, 2031, (ii) an event qualifying as a Change in Control under Section 1.05(b) of the Plan, (iii) an event qualifying as a Change in Control under Section 1.05(c) of the Plan, or (iv) the listing of Common Stock on a securities exchange that is registered with the Securities and Exchange Commission under Section 6 of the Securities Exchange Act of

1934, as amended, or on a foreign securities exchange approved by the Committee in its sole and absolute discretion. The Restricted Stock Units earned for vesting pursuant to paragraph 2(a) prior to the occurrence of the Liquidity Event shall vest upon the occurrence of the Liquidity Event, and Restricted Stock Units earned for vesting pursuant to paragraph 2(a) following the occurrence of the Liquidity Event shall vest upon the date such Restricted Stock Units are earned for vesting pursuant to paragraph 2(a), subject to the application of Article X of the Plan if the Liquidity Event constitutes a Change of Control.

c.    Settlement. If the Participant vests in the Restricted Stock Units pursuant to paragraphs 2(a) and (b), the vested Restricted Stock Units shall be settled by the Company in shares of Common Stock, in accordance with this paragraph. As soon as practicable after any Restricted Stock Unit vests, but in any event no later than December 31 in the calendar year in which the Restricted Stock Units vest, the Company will issue to the Participant (or his or her estate, if the Participant is deceased) one whole share of Common Stock for such vested Restricted Stock Unit. Notwithstanding the foregoing, if the Restricted Stock Units become vested upon the occurrence of a Liquidity Event at any time in October, November or December, the deadline for settling such vested Restricted Stock Units shall be March 15 in the calendar year immediately following the calendar year in which such Restricted Stock Units vest.

d.    Transferability. The Restricted Stock Units may not be transferred before they become vested in accordance with paragraphs 2(a) and (b). Notwithstanding the preceding sentence, shares of Common Stock for such vested Restricted Stock Unit may be surrendered to, or withheld by, the Company in accordance with the procedures established by the Company to satisfy income and employment taxes attributable to the Restricted Stock Unit.

e.    Misconduct. The Committee shall have the authority to cancel, rescind, cause the forfeiture of or otherwise limit or restrict any vested or non-vested Restricted Stock Units awarded under this Agreement if the Committee determines that the Participant has (i) violated the Company’s Code of Conduct (as in effect from time to time); (ii) violated any law (other than misdemeanor traffic violations) and thereby injured or damaged the business reputation or prospects of the Company or an Affiliate; or (iii) engaged in intentional misconduct that caused, or materially contributed to, the need for a substantial restatement (voluntary or required) of the Company’s financial statements filed with the Securities and Exchange Commission (the foregoing enumerated items being hereinafter referred to, individually or collectively, as a "Prohibited Activity").

Furthermore, in the event the Committee in its discretion determines that the Participant has engaged in a Prohibited Activity at any time prior to the later of six months after the settlement of any vested Restricted Stock Units pursuant to paragraph 2(c), the Committee may rescind the settlement of any Restricted Stock Units hereunder, provided the Committee takes such action within two years after the occurrence of the Prohibited Activity. Upon such rescission, the Company at its sole option, may require the Participant to (a) deliver and convey to the Company the shares of Common Stock issued in settlement of the Restricted Stock Units awarded hereunder; (b) in the case any such shares of Common Stock have been sold in a market transaction to an unrelated party by the Participant, pay to the Company an amount equal to the proceeds from the sale of such shares; (c) in the case any such shares of Common Stock have otherwise been disposed of by the Participant, pay to the Company an amount in cash equal to the product of the number of such shares multiplied by the closing price for a share of Common Stock, as reported on the primary securities market on which the Common Stock is then traded, on the date the Committee determined that the Participant has engaged in the Prohibited Activity pursuant to paragraph 2(e) hereof, and if such date is not a day on which such securities market is open for trading shares of the Common Stock, then on the next succeeding day on which such securities market is open for trading shares of the Common Stock. The Company shall be entitled to set-off any such amount owed to the Company against any amount or benefit owed to the Participant by the Company, and the Participant shall forfeit the amount or benefit applied to set-off such amount owed to the Company. Further, if the Company commences an action against such Participant (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Participant engaged in a Prohibited Activity, the Participant shall reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees.

f.    Stock Power. With respect to shares of Common Stock subject to rescission under paragraph 2(e), the Participant does hereby irrevocably constitute and appoint each of the Pyxus International, Inc. Corporate Secretary and the Senior Vice President, Chief Human Resources Officer, as the Participant’s attorney to transfer on the books of the Company, with full power of substitution in the premises, any shares of Common Stock the issuance or delivery of which is rescinded in accordance with this Agreement. Such person or persons shall use the authority granted in this paragraph 2(f) to cancel any shares of Common Stock the issuance or delivery of which is rescinded under paragraph 2(e).

3.    Shareholder Rights. The Participant will have no voting, dividend or other shareholder rights with respect to Restricted Stock Units. With respect to Common Stock issued to the Participant pursuant to paragraph 2(c), the Participant will be treated as a shareholder and shall have applicable voting, dividend and other shareholder rights beginning on the actual date of issue.

4.    Assignability. The Restricted Stock Units, including any interest therein, shall not be transferable or assignable, except by the Participant’s will or by the laws of descent and distribution.

5.    Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any benefit realized by the Participant or other person under this Agreement, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. In accordance with procedures established by the Company, the Company may withhold from Common Stock delivered to the Participant sufficient shares of Common Stock (valued as of the date of vesting) to satisfy withholding and employment taxes, or the Company shall direct the Participant to pay to the Company in cash sufficient amounts to satisfy such obligation.

6.    No Right to Employment. The Plan and this Agreement will not confer upon the Participant any right with respect to the continuance of employment or other service with the Company or any Affiliate and will not interfere in any way with any right that the Company or any Affiliate would otherwise have to terminate any employment or other service of the Participant at any time. For purposes of this Agreement, the continuous employ of the Participant with the Company or an Affiliate shall not be deemed interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company or any Affiliate by reason of (a) the transfer of the Participant’s employment among the Company and its Affiliates or (b) an approved leave of absence.

7.    Not Part of Regular Compensation. This Agreement shall not be construed as a guarantee that the Participant will earn or accrue a benefit. The Participant agrees and acknowledges that the Restricted Stock Units and any benefits that may be earned with respect thereto are not and shall not be treated as part of the Participant’s regular compensation for any purpose.

8.    Relation to Other Benefits. Except as specifically provided, any economic or other benefit to the Participant under this Agreement or the Plan will not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Affiliate and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or an Affiliate.

9.    Compliance with Section 409A of the Code.

a.    This Agreement shall at all times be construed in a manner to comply with Section 409A of the Internal Revenue Code ("Code Section 409A"), including, if applicable, compliance with any exemptions from Code Section 409A.

b.    The parties intend that all amounts realized by or payable to Participant or any other party pursuant to this Agreement will qualify as short-term deferrals within the meaning of Treas. Reg. § 1.409A-1(b)(4) and will not be treated as "deferred compensation" for purposes of Code Section 409A.

c.    In no event shall any payment required to be made pursuant to this Agreement that is considered deferred compensation within the meaning of Code Section 409A (and is not otherwise exempt from the provisions thereof) be accelerated or delayed in violation of Code Section 409A.

d.    If Participant is a "specified employee" within the meaning of Code Section 409A, any amount payable upon Participant’s separation from service that is considered deferred compensation under Code Section 409A (and is not exempt from Code Section 409A) cannot be paid prior to the earlier of (i) six months after the date of Participant’s separation from service or (ii) the date of Participant’s death.

e.    The Committee and the Company and its Affiliates do not represent or guarantee to any Participant that any particular federal or state income, payroll or other tax treatment will result from the Participant’s participation in the Plan. The Participant is solely responsible for the proper tax reporting and timely payment of any income tax or interest for which the Participant is liable as a result of this Agreement and the Participant’s participation in the Plan.

10.    Change in Capital Structure. The terms of this Agreement are subject to adjustment by the Committee in accordance with Article XI of the Plan.

11.    Impact of Change in Control. The terms of this Agreement are subject to adjustment by the Committee in accordance with Article X of the Plan.

12.    Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

13.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Award and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Award.

14.    Participant Bound by Plan. Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and agrees to be bound by all the terms and provisions thereof.

15.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

16.    Severability. If any provision of this Agreement should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, then this Agreement and the grant of Restricted Stock Units hereunder shall be deemed invalid and unenforceable in its entirety due to failure of consideration.

17.    Committee Discretion. The Committee shall have all of the powers granted under the Plan, including but not limited to the powers granted under Article III of the Plan and the authority and discretion to interpret the provisions of this Agreement and to make any decisions or take any actions necessary or advisable for the administration of this Agreement.

18.    Amendment. The Board may at any time amend, modify or terminate the Plan and the Committee may at any time amend or modify this Agreement; provided, however, that no such action of the Board or the Committee shall adversely affect the Participant’s rights under this Agreement without the consent of the Participant. The Board or the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement so that the Award qualifies for exemption from or complies with Code Section 409A; provided, however, that the Board, the Committee and the Company make no representations that the Award shall be exempt from or comply with Code Section 409A and make no undertaking to preclude Code Section 409A from applying to the Award.

19.    Compensation Recovery. This Award shall be subject to any compensation recovery policy adopted by the Company, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the sole discretion of the Company. As consideration for and by accepting the Award, the Participant agrees that all prior equity awards made by the Company to the Participant shall become subject to the terms and conditions of the provisions of this paragraph 19.

20.    Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and the translated version is different than the English version, the English version shall control.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his or her signature hereto.

PYXUS INTERNATIONAL, INC.

By: _________________________________

Participant: _____________________________